Exhibit 10.5

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT (“Amendment”) is entered into as of August 29, 2005, by and among (a) (i) OMNI ENERGY SERVICES CORP., a Louisiana corporation (“Omni”), and (ii) TRUSSCO, INC., a Louisiana corporation (“Trussco,” Omni and Trussco are hereinafter sometimes referred to individually or collectively as “Borrower” or “Borrowers”), (b) (i) OMNI ENERGY SERVICES CORP.-MEXICO, a Louisiana corporation (“Mexico”), (ii) OMNI PROPERTIES CORP, a Louisiana corporation (“Omni Properties”), (iii) OMNI OFFSHORE AVIATION CORP., a Louisiana corporation (“Offshore Aviation”), (iv) OMNI SEISMIC AVIATION CORP., a Louisiana corporation (“Seismic Aviation”), (v) OMNI ENERGY SEISMIC SERVICES CORP., a Louisiana corporation (“Seismic Services”), (vi) TRUSSCO PROPERTIES, L.L.C., a Louisiana limited liability company (“Trussco Properties”), and (vii) AMERICAN HELICOPTERS INC., a Texas corporation (“American”; Mexico, Omni Properties, Offshore Aviation, Seismic Aviation, Seismic Services, Trussco Properties and American are hereinafter sometimes referred to individually or collectively as “Guarantor” or “Guarantors”), and (c) GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, for itself, as the sole Lender, and as Agent for Lenders (references to “GE Capital” shall mean General Electric Capital Corporation in both its capacity as Agent and as Lender), with reference to the following Recitals:

RECITALS

A. Borrowers, Guarantors, and GE Capital have entered into that certain Credit Agreement dated as of May 18, 2005, as amended by that certain First Amendment to Credit Agreement (the “First Amendment”) dated as of July 29, 2005 (collectively, the “Credit Agreement”), pursuant to which GE Capital is providing financial accommodations to or for the benefit of Borrowers and Guarantors upon the terms and conditions contained therein. Unless otherwise defined herein, capitalized terms or matters of construction defined or established in the Credit Agreement shall be applied herein as defined or established therein.

B. Borrower, Guarantors, and ORIX Finance Corp., a Delaware corporation, for itself, as a lender, and as agent (in such capacity, “Junior Agent”) for the lenders signatory thereto from time to time (the “Junior Lenders”) are entering into that certain Credit Agreement dated as of the date hereof (the “Junior Credit Agreement”), pursuant to which Junior Lenders are providing financial accommodations to or for the benefit of Borrowers and Guarantors upon the terms and conditions therein for the purpose of satisfying in full certain of the New Subordinated Notes and for other purposes stated therein. Borrowers and Guarantors have requested that GE Capital consent to such transaction. GE Capital is willing to accommodate such request of Borrowers and Guarantors to the extent provided in, and subject to the terms and conditions of, this Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Ratification and Incorporation of Credit Agreement and the Other Loan Documents. Except as expressly modified under this Amendment, (a) each Borrower and Guarantor hereby acknowledges, confirms and ratifies all of the terms and conditions set forth in, and all of their respective obligations under, the Credit Agreement and the other Loan Documents, and (b) all of the terms and conditions set forth in the Credit Agreement and the other Loan Documents are incorporated herein by this reference as if set forth in full herein. Without limiting the generality of the foregoing, Borrowers and each other Credit Party hereby acknowledge and agree that as of the date hereof, (before taking into account any payment made pursuant to Section 4.b below) the aggregate outstanding principal amount of the Term A Loan is $8,361,472.29. Each Credit Party represents that as of the date hereof it has no offset, defense, counterclaim, dispute or disagreement of any kind or nature whatsoever with respect to the amount of the Obligations.

2. Limited Consent.

a. Junior Credit Agreement. GE Capital hereby consents to Borrowers and Guarantors entering into the Junior Credit Agreement. In addition, GE Capital hereby consents to the satisfaction in full of certain of the New Subordinated Notes through (i) use of a portion of the proceeds from a funding under the Junior Secured Facility, and (ii) issuance of Stock of Omni to certain of the holders of the New Subordinated Notes. Nothing herein shall be construed to be an implied consent to the “Equity Commitment” described in the Junior Credit Agreement.

b. Webster Amendment. GE Capital hereby consents to the amendments being made to the Revolver Credit Agreement pursuant to the Consent dated as of the date hereof, among Revolver Lender, Borrowers and Guarantors (the “Webster Amendment”).

3. Amendments to Credit Agreement. The Credit Agreement is hereby amended as follows (and all section references in this Section 3 shall, unless the context otherwise requires, be references to sections of the Credit Agreement):

a. Mandatory Prepayment Provisions. After taking into account the payment to be made pursuant to Section 4.b below, the principal balance of the Initial Term A Loan will have been reduced to $5,000,000. Given that such reduction will have occurred prior to October 31, 2005, it is acknowledged and agreed that the provisions set forth in Section 3(c) of the First Amendment shall be disregarded and be of no further force or effect.

b. Modification of Section 1.5(a). The second sentence in Section 1.5(a) is hereby modified to read as follows:

As of the Closing Date, the Applicable LIBOR Margin (such margin will be referred to as the “Base LIBOR Margin”) shall be 6.50%.

c. Modification of Section 5.4(a)(iv). Section 5.4(a)(iv) is hereby modified by replacing the reference to “$25,000,000” with the words “$1,000,000 per occurrence and $2,000,000 in the aggregate” therein.

d. Modification of Section 6.3(a)(ix). Section 6.3(a)(ix) is hereby modified to read as follows:

Any Indebtedness that may arise at any time under the Junior Secured Facility in an aggregate principal amount not to exceed $25,000,000 (with such amount reduced by (A) the amount of any principal repayments of the loans thereunder, and (B) the amount of any permanent reductions of the commitments thereunder);

e. Modification of Section 6.3(a)(xi). Section 6.3(a)(xi) is hereby modified to read as follows:

(xi) Indebtedness under the New Subordinated Note issued to Provident Premier Master Fund Ltd.

f. Modification of Section 6.13(g). Section 6.13(g) is hereby deleted and replaced with the following:

(g)	(i) scheduled payments of interest and principal on Trussco Note 1 and Trussco Note 2 (other than on account of the Pledged Trussco Note Interest); (ii) the payment of the Trussco Subordinated Obligations to the extent permitted under the Trussco Subordination Agreement; (iii) scheduled payments of interest and principal on the New Subordinated Note issued to Provident Premier Master Fund, Ltd. to the extent that such payments are permitted under the Noteholder Subordination Agreement (including accelerated principal to the extent that the acceleration of such New Subordinated Note is permitted under the Noteholder Subordination Agreement), and “Permitted Distributions” under and as defined in the Noteholder Subordination Agreement; (iv) repayment of the entire principal balance of the New Subordinated Note issued to Provident Premier Master Fund, Ltd. from the proceeds of a funding under the Junior Secured Facility; and (v) scheduled payments of principal and interest on the Junior Secured Facility to the extent that such payments are permitted under the Term B Subordination Agreement; provided, that no such payments of interest, principal or Permitted Distributions in respect of clauses (i) and (iii) above shall be made unless, after giving effect to such payment, Revolver Credit Availability (as determined on a pro forma basis, with trade payables being paid currently and in the ordinary course of business but on terms not to exceed 90 days, and expenses and liabilities being paid in the ordinary course of business and without acceleration of sales) shall be at least $3,500,000.

g. Modification of Section 6.16(a). Section 6.16(a) is hereby modified by adding “(other than, with respect to the Junior Secured Facility, as permitted under the Term B Subordination Agreement)” immediately after the words “(or any indenture or agreement in connection therewith)” therein.

h. Addition of new Section 6.19. Section 6.19 is hereby added and shall read as follows:

6.19 Compensation . Borrowers shall not pay compensation (including, for this purpose, salary, bonus, management or consulting fees, directors fees and any other forms of remuneration, whether payable in cash or other property) to the Senior Management of Borrowers in excess of the following sums (unless otherwise approved by Agent): (a) in respect of salary and other forms of remuneration (excluding bonuses) an aggregate amount not to exceed one hundred ten percent (110%) of the remuneration paid to Senior Management in the prior Fiscal Year; and (b) in respect of bonus, (i) for Fiscal Year 2005, an amount not to exceed $250,000 in the aggregate, and (ii) for each Fiscal Year thereafter, an amount not to exceed in percentage amount of income (or like basis), the percentage amount used to compute bonuses in the prior Fiscal Year.

i. Modification of Section 8.1(b). Section 8.1(b) is hereby modified by deleting the reference to “Section 5.11” therein.

j. Modification of Section 8.1(e)(ii). Section 8.1(e)(ii) is hereby modified by replacing the words “Term B Credit Agreement” with the words “Junior Credit Agreement” each time it is used therein.

k. Changes to Annex A (Definitions). Annex A is hereby modified as follows:

(i)	Modified Definitions.

(A) Funded Debt. The definition of “Funded Debt” is hereby modified by adding “Indebtedness under the Junior Secured Facility,” immediately after the words “Indebtedness under the Revolver Credit Agreement,” therein.

(B) Loan Documents. The definition of “Loan Documents” is hereby modified by adding “the Term B Subordination Agreement,” immediately after the words “the Trussco Subordination Agreements,” therein.

(C) Permitted Encumbrances. Clause (l) of the definition of “Permitted Encumbrances” is hereby modified to read as follows:

(l) Liens securing the Junior Secured Facility to the extent permitted pursuant to the Term B Subordination Agreement; and

(D) Subordinated Debt. Clause (d) of the definition of “Subordinated Debt” is hereby modified to read as follows:

(d) from and after the closing of the Junior Secured Facility, the obligations thereunder; and

(ii) Added Definitions. The following definitions are hereby added to Annex A in appropriate alphabetical order:

(A) “Junior Credit Agreement” means that certain Credit Agreement dated as of the Second Amendment Closing Date, among Borrowers, Guarantors and ORIX Finance Corp., in form and substance acceptable to Agent in its sole discretion, as it may be amended, restated, or refinanced from time to time thereafter (but only to the extent that such amendments, restatements or refinancings are permitted under the Term B Subordination Agreement).

(B) “Junior Secured Facility” means the subordinated secured credit facility among Borrowers, Guarantors and ORIX Finance Corp. entered into on the Second Amendment Closing Date, in form and substance acceptable to Agent in its sole discretion.

(C) “Second Amendment” means that certain Second Amendment to Credit Agreement dated as of August 29, 2005, among Borrowers, the other Credit Parties party thereto, and Agent.

(D) “Second Amendment Closing Date” means the date on which all of the conditions set forth in Section 4 of the Second Amendment have been satisfied.

(E) “Senior Management” means James C. Eckert, G. Darcy Klug, Shawn L. Rice and any other person serving as chief executive officer, chief operating officer and chief financial officer of a Borrower, regardless of nominal title.

(F) “Term B Subordination Agreement” means a subordination agreement between Agent, Revolver Lender and ORIX Finance Corp., in form and substance acceptable to Agent in its sole discretion.

l. Disclosure Schedules.

(i)	Disclosure Schedule 6.3 to the Credit Agreement is hereby deleted and replaced with the version of Disclosure Schedule 6.3 annexed hereto as Annex A.

(ii)	Disclosure Schedule 6.7 to the Credit Agreement is hereby deleted and replaced with the version of Disclosure Schedule 6.7 annexed hereto as Annex B.

4. Conditions to Effectiveness. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent to the satisfaction of GE Capital, unless specifically waived in writing by GE Capital:

a. Documents. This Amendment shall have been duly executed by, and delivered to, Borrowers, each other Credit Party, and GE Capital, and GE Capital shall have received such documents, instruments, agreements and legal opinions as GE Capital shall reasonably request in connection with the transactions contemplated by this Amendment, including all those listed in the Schedule of Documents attached hereto as Annex C, each in form and substance reasonably satisfactory to GE Capital.

b. Payment to GE Capital. GE Capital shall have received a total of $3,361,472.29 directly from ORIX Finance Corp. (on behalf of each Borrower) by wire transfer of immediately available funds, which will be applied to the remaining installments of the Term A Loan in the inverse order of maturity.

c. Payment to GE Capital’s Professionals. The fees and expenses of GE Capital’s counsel and other professionals, if any, shall be paid to such professionals directly from Omni by wire transfer of immediately available funds.

d. No Default. No Default or Event of Default shall have occurred and be continuing.

e. Junior Credit Agreement. GE Capital shall have received fully executed copies of the Junior Credit Agreement and all documents being executed in connection therewith (collectively, the “Junior Credit Documents”), each of which shall be in form and substance satisfactory to GE Capital and its counsel. The Junior Secured Facility shall have been consummated in accordance with the terms of the Junior Credit Documents, and a $9,000,000 advance shall have been made to Borrowers thereunder.

f. New Subordinated Notes. GE Capital shall have received (i) fully executed copies of the (A) Settlement Agreement and Mutual Release by and between Omni and Portside Growth and Opportunity Fund effective as of August 29, 2005, and (B) Settlement Agreement and Mutual Release by and between Omni and Manchester Securities Corp. effective as of August 29, 2005, (ii) evidence that the New Subordinated Notes issued to (A) Portside Growth and Opportunity Fund, and (B) Manchester Securities Corp., have been satisfied in full and cancelled, and (iii) evidence that all amounts due and payable on account of the scheduled principal and interest payment due on or about August 13, 2005 under the New Subordinated Note issued to Provident Premier Master Fund, Ltd. has been paid by Omni and accepted by Provident Premier Master Fund, Ltd., all of which shall be in form and substance satisfactory to GE Capital and its counsel.

5. Entire Agreement. This Amendment, together with the Credit Agreement and the other Loan Documents, is the entire agreement between the parties hereto with respect to the subject matter hereof. This Amendment supersedes all prior and contemporaneous oral and written agreements and discussions with respect to the subject matter hereof. Except as otherwise expressly modified herein, the Credit Agreement and the other Loan Documents shall remain in full force and effect.

6. Guarantor Consents. By signing this Amendment, each Guarantor hereby (a) ratifies and reaffirms, as of the date hereof, the Subsidiary Guaranty (as amended), all of the provisions of the Credit Agreement, and all other Loan Documents to which it is a party, (b) acknowledges receipt of a copy of this Amendment and (c) consents to all of the provisions of this Amendment. Each Guarantor further acknowledges and agrees that all of the Loan Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment.

7. Representations and Warranties. Each Borrower and each other Credit Party hereby represents and warrants to GE Capital as follows:

a. The execution, delivery and performance by such Person of this Amendment: (i) are within such Person’s corporate or other power; (ii) have been duly authorized by all necessary corporate or other action; (iii) do not and will not violate any provision of any law or any governmental rule or regulation applicable to such Person or any of its Subsidiaries, its charter and bylaws or partnership or operating agreement, as applicable, or any order, judgment or decree of any court or other agency of government in any jurisdiction binding on any such Person or any of its Subsidiaries; (iv) do not and will not conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contract to which such Person or any of its Subsidiaries is a party; (v) do not and will not result in or require the creation or imposition of any Lien upon any of the properties or assets of such Person or any of its Subsidiaries (other than any Liens created under any of the Loan Documents in favor of Agent, on behalf of Lenders; (vi) do not or will not require any approval of stockholders, members or partners or any approval or consent of any Person under any material contract to which such Person or any of its Subsidiaries is a party, except for such approvals or consents which have been obtained as of the date hereof, and disclosed in writing to GE Capital; and (vii) do not and will not require any registration with, consent or approval of, or notice to, or other action, with or by, any Governmental Authority.

b. This Amendment has been duly executed and delivered for the benefit of or on behalf of Borrowers and each Guarantor and constitutes a legal, valid and binding obligation of each such Person, enforceable against it in accordance with its terms, subject to limitations as to enforceability which might result from general equitable principles or bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

c. Each Borrower and each Guarantor hereby represents and warrants that the representations and warranties contained in Section 3 of the Credit Agreement, as amended hereby, were true and correct when made and (as to all such representations and warranties other than those which, by their terms, specifically are made as of a certain date prior to the date hereof) are true and correct as of the date hereof.

8. Release. Each Borrower and each other Credit Party, for itself and on behalf of its successors, assigns, and officers, directors, employees, agents and attorneys, hereby remises, releases and forever discharges GE Capital (in all of its capacities) and its present and former officers, directors, Stockholders, employees, agents, attorneys, successors and assigns from any and all claims, rights, actions, causes of action, suits, liabilities, defenses, damages and costs that (a) exist or may exist as of the date hereof and (b) arise from or are otherwise related to the Credit Agreement or the other Loan Documents, any transaction contemplated thereby, the administration of the Term A Loan and other financial accommodations made thereunder, the collateral security given in connection therewith, or any related discussions or negotiations, in each case whether known or unknown, suspected or unsuspected. Each Borrower and each other Credit Party waives any and all claims, rights and benefits it may have under any law of any jurisdiction that would render ineffective a release made by a creditor of claims that the creditor does not know or suspect to exist in its favor at the time of executing the release and that, if known by it, would have materially affected its settlement with the applicable debtor. Each Borrower and each other Credit Party acknowledges that (a) it has been represented by independent legal counsel of its own choice throughout all of the negotiation that preceded the execution of this Amendment and that its has executed this Amendment after receiving the advice of such independent legal counsel, and (b) such Person and its respective counsel have had an adequate opportunity to make whatever investigation or inquiry they deem necessary or desirable in connection with the release contained in this Section 8.

9. Miscellaneous.

a. Counterparts. This Amendment may be executed in identical counterpart copies, each of which shall be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart thereof.

b. Headings. Section headings used herein are for convenience of reference only, are not part of this Amendment, and are not to be taken into consideration in interpreting this Amendment.

c. Recitals. The recitals set forth at the beginning of this Amendment are true and correct, and such recitals are incorporated into and are a part of this Amendment.

d. Governing Law. This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of New York applicable to contracts made and performed in such state, without regard to the principles thereof regarding conflict of laws.

e. Effect. Upon the effectiveness of this Amendment, from and after the date hereof, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import shall mean and be a reference to the Credit Agreement as amended hereby and each reference in the other Loan Documents to the Credit Agreement, “thereunder,” “thereof,” or words of like import shall mean and be a reference to the Credit Agreement as amended hereby.

f. No Novation. Except as expressly provided in this Amendment, the execution, delivery, and effectiveness of this Amendment shall not (i) limit, impair, constitute a waiver of or otherwise affect any right, power or remedy of GE Capital under the Credit Agreement or any other Loan Document, (ii) constitute a waiver of any provision in the Credit Agreement or in any of the other Loan Documents, or (iii) alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or in any of the other Loan Documents, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

g. Conflict of Terms. In the event of any inconsistency between the provisions of this Amendment and any provision of the Credit Agreement, the terms and provisions of this Amendment shall govern and control.

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IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first written above.

“Borrowers”:
OMNI ENERGY SERVICES CORP.		TRUSSCO, INC.

By:	/s/ James C. Eckert	By:	/s/ James C. Eckert
	James C. Eckert Chief Executive Officer		James C. Eckert Chief Executive Officer

[Signatures continued]

“Agent” and a “Lender” GENERAL ELECTRIC CAPITAL CORPORATION

By:	/s/ Kevin Walsh
Name:	Kevin Walsh Duly Authorized Signatory

[Signatures continued]

The following Persons are signatories to this Amendment in their capacity as Credit Parties and not as Borrowers.

“Credit Parties”

OMNI ENERGY SERVICES CORP.-MEXICO		OMNI PROPERTIES CORP.

By:	/s/ James C. Eckert	By:	/s/ James C. Eckert
	James C. Eckert Chief Executive Officer		James C. Eckert Chief Executive Officer

OMNI OFFSHORE AVIATION CORP.		OMNI SEISMIC AVIATION CORP.

By:	/s/ James C. Eckert	By:	/s/ James C. Eckert
	James C. Eckert Chief Executive Officer		James C. Eckert Chief Executive Officer

OMNI ENERGY SEISMIC SERVICES CORP.		TRUSSCO PROPERTIES, L.L.C. By: OMNI ENERGY SERVICES CORP., its Sole Member

By:	/s/ James C. Eckert	By:	/s/ James C. Eckert
	James C. Eckert Chief Executive Officer		James C. Eckert Chief Executive Officer

AMERICAN HELICOPTERS INC.

By:	/s/ James C. Eckert
James C. Eckert Chief Executive Officer